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                                                                 EXHIBIT 21.1

                 KEYSTONE INTERNATIONAL, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

     The following subsidiaries are included in the Company's Consolidated Financial Statements and are wholly owned, with the exception of Keystone Valve (Korea) Limited, which is 90% owned, and Keystone Valves (India) Limited, which is 51% owned.

 (1) Keystone International Holdings Corp., incorporated under the laws of the State of Delaware.

 (2) Keystone Valve Corp., incorporated under the laws of the State of Delaware.

 (3) Keystone Sales, Inc., incorporated under the laws of the State of Texas.

 (4) Keystone Polymers, Inc., incorporated under the laws of the State of Delaware.

 (5) Keystone Morin, Inc., incorporated under the laws of the State of Alabama.

 (6) Yarway Corporation, incorporated under the laws of the Commonwealth of Pennsylvania.

 (7) Keystone Valvtron, Inc., incorporated under the laws of the State of Delaware.

 (8) Anderson, Greenwood & Co., incorporated under the laws of the State of Delaware.

 (9) AG Safety Sales, Inc., incorporated under the laws of the State of Louisiana.

(10) AG Safety Sales & Service, Inc., incorporated under the laws of the State of Delaware.

(11) Anderson, Greenwood Frangible Discs, Inc., incorporated under the laws of the State of Delaware.

(12) Kunkle Industries, Inc., incorporated under the laws of the State of Indiana.

(13) Kunkle Foundry Company, Inc., incorporated under the laws of the State of Indiana.

(14) Keystone Valve Middle East, Inc., incorporated under the laws of the State of Texas.

(15) Keystone Saudi, Inc., incorporated under the laws of the State of Texas.

(16) Keystone Kuwait, Inc., incorporated under the laws of the State of Delaware.

(17) Keystone Canada, Inc., incorporated under the laws of the Province of Ontario, Canada.

(18) Keystone do Brasil, Ltda., incorporated under the laws of the Federal Republic of Brazil.

(19) Valvulas Keystone de Mexico, S.A. de C.V., incorporated under the laws of the Republic of Mexico.

(20) Keystone Valve (Europa) B.V., incorporated under the laws of The
     Netherlands.

(21) Keystone Valve (U.K.) Ltd., incorporated under the laws of the United Kingdom.

(22) Keystone G.m.b.H., incorporated under the laws of the Federal Republic of Germany.
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(23) Keystone S. A., incorporated under the laws of France.

(24) Keystone S.r.1., incorporated under the laws of Italy.

(25) Biffi Italia S.r.1., incorporated under the laws of Italy.

(26) Keystone Vanessa S.r.1., incorporated under the laws of Italy.

(27) Keystone Pacific Pty. Ltd., incorporated under the laws of the State of New South Wales, Australia.

(28) Keystone Valve (Korea) Limited, incorporated under the laws of the Republic of Korea.

(29) Nippon Keystone Corporation, incorporated under the laws of Japan.

(30) Keystone Southeast Asia Pte. Ltd., incorporated under the laws of
     Singapore.

(31) Keystone Valve Hong Kong Ltd., incorporated under the laws of Hong Kong.

(32) Keystone Valve (M) Sdn. Bhd., incorporated under the laws of Malaysia.

(33) Keystone Valve Thailand Ltd., incorporated under the laws of Thailand.

(34) Keystone Valve (Taiwan) Ltd., incorporated under the laws of the Republic of Taiwan.

(35) Keystone Valve (China) Ltd., incorporated under the laws of the People's Republic of China.

(36) Keystone Valves (India) Pvt. Ltd., incorporated under the laws of India.

(37) Nortrac Engineering Limited, incorporated under the laws of New Zealand.